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                       TECHNICAL SERVICES AGREEMENT


                                  between


                      SHELL CAPITAL SERVICES LIMITED


                                    and


                      CLOSED TYPE JSC KARAKUDUKMUNAY







                           Dated 8 February 2000




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                               White & Case
                               7-11 Moorgate
                                  London
                                 EC2M 6HH




                       TECHNICAL SERVICES AGREEMENT

     THIS AGREEMENT made this 8th day of February, 2000 between:

1. SHELL CAPITAL SERVICES LIMITED, a limited liability company organised and existing under the laws of England, having its registered office at Shell Capital Centre, London SE1 7 NA, England ("SHELL CAPITAL"); and

2. CLOSED TYPE JSC KARAKUDUKMUNAY, a joint-stock company organised under the laws of the Republic of Kazakhstan having its registered office at Microdistrict 3, Building 82, Aktau, Republic of Kazakhstan (the "COMPANY").

PREAMBLE:

     (A) KazakOil, Korporatsiya Mangistau Terra International and Central Asian Petroleum (Guernsey) Limited ("CAP(G)") entered into a Foundation Agreement on June 12, 1997 pursuant to which CAP(G) agreed to make certain investments in the Company for the purpose of funding the exploration, development, production and sale of hydrocarbons from the Agreement Field (as defined therein) (the "PROJECT").

     (B) CAP(G)'s parent company, Chaparral Resources, Inc. ("CRI"), has agreed certain funding arrangements with Shell Capital pursuant to which Shell Capital will arrange for loans to be made available to CRI in an aggregate principal amount not exceeding $24,000,000 for investment in the Company through CAP(G).

     (C) As one of the conditions to the availability of such loans, the Company has agreed to accept, and cooperate with Shell Capital in, the provision of the Services (as herein defined) to the Company and the Project which Shell Capital may at its sole discretion provide to the Company and the Project from time to time.

NOW THEREFORE, the parties hereto agree as follows:

1.   DEFINITIONS

1.1 The following terms shall have the meaning set out below, unless the context otherwise requires:

     "Agreement"                   means the subject agreement and any
                                   agreement made by the parties in
                                   furtherance thereof.

     "Chaparral Group"             means Chaparral Resources, Inc., Central
                                   Asian Petroleum, Inc., Central Asian
                                   Petroleum (Guernsey) Ltd., Road Runner
                                   Services Company, Inc., Chaparral
                                   Acquisition Corp. and the Company.

     "Confidential Information"    means any knowledge or data disclosed by
                                   Shell Capital or any of its Consultants
                                   to the Company under this Agreement
                                   whether in writing, in drawings, in
                                   computer programs or in any other way as well as all data derived therefrom, to the extent that at the time of such disclosure the knowledge or data in question is not:

                                   (i)  already in the unrestricted
                                        possession of the Company, or

                                   (ii) part of the public knowledge or
                                        literature.

     "Confidential Record"         means any manual, report, letter, telex,
                                   drawing, computer program or any other
                                   material containing Confidential
                                   Information.

     "Conscious Recklessness"      means wilful misconduct or wantonly
                                   reckless disregard for avoidable and
                                   harmful consequences which should have
                                   been reasonably anticipated by a person
                                   of ordinary prudence.

     "Consultant"                  means any affiliate of Shell Capital or
                                   any other person to whom Shell Capital
                                   delegates the performance of any or all
                                   of the Services to be provided to the
                                   Company or the Project under this
                                   Agreement from time to time.

     "Dollar", "US$", "$"          means the legal currency of the United
                                   States of America.

     "LIBOR"                       means

                                   (i)  the offered rate per annum for six-
                                        month deposits in US Dollars which
                                        appears on Telerate page 3750 (or
                                        such other page as may replace that
                                        page for the purpose of displaying
                                        offered rates of lending banks for
                                        London interbank deposits) at or
                                        about 11:00 am London time, on the
                                        first day on which the commercial
                                        banking institutions in London,
                                        England are open for business of
                                        each month (other than a Saturday
                                        or Sunday) ("Business Day"), or, if
                                        more than one such rate appears on
                                        such page on such day, the
                                        arithmetic mean of such rates
                                        (rounded upward to the nearest five
                                        decimal places); or

                                   (ii) if no such rate appears on Telerate
                                        page 3750 (or any such replacement
                                        page) the arithmetic mean (rounded
                                        upward to the nearest five decimal
                                        places) of the offered rates per
                                        annum as quoted by the principal
                                        London offices of Barclays Bank
                                        PLC, Deutche Bank AG and Banque
                                        Nationale de Paris (or their
                                        successors in interest) at which
                                        deposits in US Dollars for six
                                        months are being offered by such
                                        banks (or their successors in
                                        interest) to prime banks in the
                                        London interbank market at or about
                                        11:00 am (London time) on the first
                                        Business Day of each month; or

                                   if none or only one of the banks
                                   referred to in paragraph (ii) above are
                                   offering rates for deposits on the terms referred to in that paragraph, the rate per annum quoted by such bank as the Parties may select from time to time at which deposits in US $ for six months are being offered by such bank to prime banks in the London Interbank market at or about 11:00 am (London time) on the first Business Day of each month.

     "Loss or Damage"              as used in Articles 8.3 and 8.5 and,
                                   subject to the exclusion of any
                                   consequential or indirect Loss or
                                   Damage, as used in Article 8.2 and 8.6
                                   means loss or damage of any nature
                                   whatsoever, including injury or death
                                   suffered by the Company, its personnel
                                   or any other third party, howsoever
                                   caused, including negligence on the part of Shell Capital or any Consultant.

     "Party"                       means any person party to this
                                   Agreement.

     "Project"                     has the meaning assigned to it in
                                   Recital (A).

     "Services"                    means such technical and other services
                                   to the Company and the Project as Shell
                                   Capital considers appropriate including
                                   without limitation:

                                   (i)  the appraisal of development and
                                        operational plans in connection
                                        with the Project (this also
                                        includes the study and preparation
                                        of economic evaluations);

                                   (ii) the study of the results of the
                                        activities of the operator of the
                                        Project and the furnishing of
                                        appropriate comments and
                                        recommendations;

                                   (iii) the attendance at technical
                                        and management committee meetings
                                        of the Project (including the
                                        preparation of these meetings);

                                   (iv) information, computing and
                                        laboratory services in relation to
                                        the services described above;

                                   (v)  investigating the availability of,
                                        and, if required, arranging for the
                                        provision of, certain specialised
                                        services by other parties; and

                                   (vi) identification of suitable field
                                        and management personnel from the
                                        human resources database of Shell
                                        Capital or any Consultant.

1.2  INTERPRETATION

     Unless otherwise stated or unless the context otherwise requires, in this Agreement:

     (a) The titles or headings of the articles of this Agreement have been included solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement.

     (b) References to the singular shall include the plural and vice versa wherever the context so admits or requires.

     (c) Where a word or phrase is defined, other parts of speech and grammatical forms of that word or phrase shall have corresponding meanings.

     (d) References to the recitals, articles, sub-articles and Schedules shall be references to the recitals, articles, sub-articles and Schedules of this Agreement.

     (e) References to this Agreement shall mean and include an appropriate reference to the Schedules.

2.   OBJECT AND SCOPE

     The object of this Agreement is the provision by Shell Capital and its Consultants of Services to the Company in support of the Company's interests in the Project if Shell Capital determines, in its sole opinion, that the Company or the Project requires such Services.

3.   PERFORMANCE

3.1 If Shell Capital determines (in its sole opinion) from time to time that the Company or the Project requires any Services, it shall notify the Company of such determination, the Services that it considers are required and the steps that it intends to take in the utilisation of such Services.

3.2 Shell Capital may perform any or all of such Services or, at its sole discretion, delegate the performance of any or all of such Services to a Consultant who shall perform such Services on behalf of Shell Capital.

3.3 The Company will co-ordinate and cooperate with Shell Capital and its Consultants in respect of any Services so provided and the Company will ensure that its personnel, consultants and advisers and other contractors to the Project so cooperate with Shell Capital and its Consultants as and to the extent so directed by Shell Capital.

3.4 It is understood and agreed that Shell Capital and its Consultants are independent contractors and nothing in this Agreement shall be construed so as to constitute Shell Capital or any of its Consultants as an agent, partner or representative of the Company or any other member of the Chaparral Group or make Shell Capital or its Consultants in any way subordinate to or dependent upon the Company or any other member of the Chaparral Group.

3.5 The provision of any Services by Shell Capital or its Consultants shall, at Shell Capital's sole discretion, include the provision of all equipment necessary for the performance of such Services.

3.6 Notwithstanding the provisions of this Agreement, neither Shell Capital nor any of its Consultants shall at any time be obliged to perform or arrange the performance of any such Services and any participation in the performance or arrangement of such Services shall be entirely at the sole discretion of Shell Capital and, as the case may be, its Consultants.

4.   REMUNERATION

4.1 In respect of Services to be rendered by or on behalf of Shell Capital, the Company agrees to pay or reimburse Shell Capital for all costs and expenses incurred by it in connection with the performance of such Services (including any fees, costs and expenses payable by Shell Capital to its Consultants in respect of any such Services). Such fees, costs and expenses shall be computed in accordance with the customary accounting practices of Shell Capital and shall include without limitation:

     (i) the salaries and related expenses for the staff of Shell Capital directly involved in rendering any such Services, including overheads;

     (ii) charges for other resources used (if any) of Shell Capital;

     (iii) office rental, personnel, communication and travel expenses including hotel expenses and living allowances (if any);

     (iv) the fees, costs and expenses of any Consultant appointed by Shell Capital to carry out such Services; and

     (v)  other third party charges (if any).

5.   TERMS OF PAYMENT

5.1 Shell Capital shall invoice the Company from time to time for the payments to be made by the Company under this Agreement.

5.2 Within 30 (thirty) days of receipt of each invoice, the Company shall pay, in the currency denominated in such invoice, all amounts due in the manner, at the place and into the account nominated by Shell Capital. The Company shall be responsible for, and carry the risk of obtaining, all necessary permits and approvals to enable the Company to make the required payments under this Agreement.

5.3 Any overdue payment hereunder shall bear interest, from the date it falls due until such time that Shell Capital has received the payment from the Company, at a rate equal to LIBOR on the date the payments fall due, or the previous business day if payments fall due on a non-business day, plus four per cent.

5.4 Any taxes, levies or charges of whatsoever nature payable in Kazakhstan which, during the currency of this Agreement or after its termination, the Company may be required to withhold or Shell Capital or the Company may be required to pay in respect of any amount due to Shell Capital under this Agreement, or in respect of the execution of this Agreement, shall be for the account of the Company and the Company shall pay such a sum as to yield to Shell Capital a net amount equal to the amount that, but for such taxes, levies or charges, would have been received by Shell Capital.

5.5 In respect of payments made by Shell Capital in currencies other than Dollars, the conversion of such other currencies into Dollars, shall be made at the relevant selling rates of exchange quoted by a first class bank in England on the date the Company's account is charged in Shell Capital's books.

6.   AUDIT CERTIFICATE

6.1 If the Company requires verification of the payments due under this Agreement in any calendar year, Shell Capital shall, for the account of the Company, furnish a certificate by Shell Capital's statutory auditors confirming that the costs of the Services rendered have been calculated in accordance with the provisions of this Agreement. Such certificate, absent manifest error, shall be conclusive as to the amounts certified.

6.2 Any request for such verification shall be made not later than two years after the year concerned.

7.   CONFIDENTIALITY

7.1  The Company undertakes:

     (a) to preserve and cause its personnel to preserve the secrecy of any Confidential Information; and

     (b) not to disclose to any third party any Confidential Information except with Shell Capital's prior written consent (which shall not be withheld unreasonably if such disclosure is necessary for the furtherance of the Company's interests in the Project) in which event the Company shall require from such third party an undertaking in writing that it shall abide by stipulations equivalent to those contained in this Article 7.1.

     The foregoing undertakings shall continue, both during the currency of this Agreement and after its termination, in so far and for so long as the Confidential Information in question has not:

     (i)  become part of the public knowledge or literature; or,

     (ii) been disclosed to the Company without restriction on use or disclosure by a third party (other than a Consultant) who could lawfully do so and who did not derive such Confidential Information from Shell Capital or a Consultant.

7.2 The copyright in any Confidential Record supplied by Shell Capital or any Consultant under this Agreement, shall, in the absence of any express provision to the contrary thereon, vest in Shell Capital or such Consultant.

7.3 The Company shall be entitled to use any Confidential Information only while this Agreement is in force. Upon termination of this Agreement, the Company shall, if so requested by Shell Capital, return all Confidential Records supplied by Shell Capital or, as the case may be, the Consultant under this Agreement as well as any copies made thereof by the Company.

8.   LIMITATION OF LIABILITY

8.1 Notwithstanding the ensuing provisions of this Article 8, the Company may require Shell Capital to re-perform, at no extra cost to the Company, a particular Service which proves deficient due to faulty work by Shell Capital or any Consultant.

8.2 Except as stated in Article 8.1, Shell Capital shall not be liable in contract or at law for any Loss or Damage arising out of or relating to this Agreement except for direct Loss or Damage for which Shell Capital shall be liable if and to the extent that the Company establishes that such direct Loss or Damage has been caused by an act or an omission to act which constitutes Conscious Recklessness on the part of directors or senior supervisory staff of Shell Capital while acting within the course of their function. Direct Loss or Damage as used in this Article 8.2 shall exclude any consequential or indirect Loss or Damage such as, but not limited to, loss of product, loss of production, loss of use, loss of revenues or profit, loss of interest, cost of delays or any Loss or Damage resulting therefrom.

8.3 Except for the obligations of Shell Capital pursuant to Article 8.1, any and all liability of Shell Capital arising out of or relating to this Agreement shall be limited in aggregate to 25 per cent of the aggregate amount due to Shell Capital under Article 4 for the calendar year in which such Loss or Damage becomes apparent (excluding the repayment by the Company of any disbursements made by Shell Capital to any Consultant), or in the event such Loss or Damage becomes apparent after the termination of this Agreement, for the last full calendar year of the term of this Agreement.

8.4 Any obligation or liability of Shell Capital for faulty work or for an act (including an omission to act) which constitutes Conscious Recklessness shall expire two years after the date on which such faulty work or act occurred and no claim, demand, action or proceeding shall be brought or instituted by the Company against Shell Capital thereafter.

8.5 The Company undertakes to hold Shell Capital harmless from and indemnified against any demand, claim, action or proceeding brought or instituted by any third party (including personnel of the Company and any other member of the Chaparral Group) for any liability in contract or at law for Loss or Damage arising out of or relating to this Agreement except if and to the extent that the Company establishes Shell Capital's liability therefor in accordance with the provisions of Articles 8.2 and 8.3.

8.6 Except as stated in Article 8.1, Shell Capital shall not be liable in contract or at law for any Loss or Damage arising out of or relating to this Agreement for which any of its Consultants may be liable.

8.7 For the purposes of Articles 8.2, 8.3, 8.4 and 8.5 the expression Shell Capital shall be deemed to include and mean Shell Capital and any Consultant and their respective directors and senior supervisory staff. Such directors and staff shall not be liable in person and the Company hereby waives any action whatsoever against them.

9.   FORCE MAJEURE

9.1 Neither Shell Capital nor any of its Consultants shall be liable for any failure to fulfil any obligation under this Agreement, if, and for so long as, fulfilment has been interfered with, hindered, delayed or prevented by any circumstances whatsoever which are not reasonably within the control of Shell Capital or its Consultants.

9.2 Shell Capital shall promptly notify the Company of the circumstances concerned and the effect on its performance.

10.  ASSIGNMENT AND DELEGATION

     The Company shall not transfer any or all of its rights or obligations under this Agreement without the prior written consent of Shell Capital.

11.  DURATION

11.1 Subject to Article 11.2, this Agreement shall be effective as from the date of this Agreement and shall remain in force until the date upon which:
(i) the loans referred to in Recital (C) have been repaid in full; and (ii) the Company and the other members of the Chaparral Group have discharged all their obligations and liabilities (whether actual or contingent) to Shell Capital and the syndicate of financial institutions under the terms of the financing agreements relating to such loans.

11.2 Shell Capital may terminate this Agreement at any time with immediate effect.

12.  ARBITRATION AND APPLICABLE LAW

12.1 Any dispute between the parties, whether resulting from a claim in contract or at law, which may arise out of or in connection with this Agreement or its implementation (including but not by way of limitation, the validity, breach or termination of this Agreement or any provision thereof) shall be finally and exclusively settled by arbitration in The Hague, the Netherlands, under the Uncitral Rules of Arbitration by three arbitrators appointed in accordance with the said Rules. The appointing authority shall be the ICC Court of Arbitration. The arbitration proceedings shall be conducted in the English language.

12.2 The substantive law of this Agreement and the substantive law to be applied in any dispute as referred to in Article 12.1 shall be English law.

13.  SEVERABILITY

     In the event that any one or more of the provisions contained in this Agreement are held to be invalid, illegal or unenforceable, the Company and Shell Capital shall negotiate an equitable adjustment in the provisions of this Agreement with a view to achieving the purpose thereof, and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

14.  MISCELLANEOUS

14.1 RIGHTS CUMULATIVE

     All rights granted to the Parties under this Agreement shall be cumulative and no exercise by either Party of any right shall restrict or prejudice the exercise at any time of any other right granted by this Agreement or otherwise available to it.

14.2 AMENDMENTS

     The provisions of this Agreement may be amended only by a written instrument signed by each Party hereto and may be waived only by a written instrument signed by the Party entitled to the benefit hereof.

14.3 WAIVER OF IMMUNITY

     The Parties acknowledge and agree that the execution, delivery and performance of this Agreement, and of all agreements ancillary and subsidiary hereto, constitute the commercial acts of each of the Parties. Each of the Parties hereby irrevocably agrees that, to the extent that it or any of its respective assets has acquired or hereafter may acquire any right of immunity related to or arising from the transactions contemplated by this Agreement or any agreement ancillary or subsidiary hereto, whether characterised as sovereign immunity or otherwise, from any legal proceedings, whether in the Republic of Kazakhstan, England or elsewhere, from enforcement of or collection upon any liability or obligation related to or arising from the transactions contemplated hereby or thereby, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any of its assets or property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, it hereby expressly and irrevocably waives any such immunity.

14.4 NOTICES

     Any notice required to be given under this Agreement shall be given in writing or by facsimile. Any such notice shall be deemed given if in writing, when delivered and if by facsimile, when the answerback is received. The address and facsimile number of the parties are as follow:

     Shell Capital:      Shell Capital Limited, Shell Centre
                         London, SE1 7NA
                         Attention:  Financial Controller
                         Facsimile:   44 207 934 7058

     The Company:        Closed Type JSC KarakudukMunay
                         Microdistrict 3, Building 82
                         Aktau, Republic of Kazakhstan
                         Facsimile:   (7-3292) 518 336

     Such address or facsimile may be amended by a Party giving written notice thereof to the other Party.



IN WITNESS WHEREOF the Parties have caused this Agreement to be executed in duplicate original by their duly authorised corporate officers, as follows:


                                   SHELL CAPITAL SERVICES LIMITED



                                   by: /S/ MARK L.G. TURNER
                                      -------------------------------
                                   Name:  Mark L.G. Turner
                                   Title: Attorney-in-Fact

                                   In the presence of:

                                   /S/ ZURINA SABAN
                                      -------------------------------
                                   Witness:
                                   Name: Zurina Saban

                                   CLOSED TYPE JSC KARAKUDUKMUNAY



                                   by: /S/ NIKOLAI D. KLINCHEV
                                      -------------------------------
                                   Name:  Nikolai D. Klinchev
                                   Title:  General Director

                                   by: /S/ RICHARD J. MOORE
                                      -------------------------------
                                   Name:  Richard J. Moore
                                   Title: Finance Director



                             TABLE OF CONTENTS

                                                                       PAGE
1.   DEFINITION. . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
2.   OBJECT AND SCOPE. . . . . . . . . . . . . . . . . . . . . . . . .  4
3.   PERFORMANCE . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
4.   REMUNERATION. . . . . . . . . . . . . . . . . . . . . . . . . . .  5
5.   TERMS OF PAYMENT. . . . . . . . . . . . . . . . . . . . . . . . .  5
6.   AUDIT CERTIFICATE . . . . . . . . . . . . . . . . . . . . . . . .  6
7.   CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . . . . . .  6
8.   LIMITATION OF LIABILITY . . . . . . . . . . . . . . . . . . . . .  7
9.   FORCE MAJEURE . . . . . . . . . . . . . . . . . . . . . . . . . .  8
10.  ASSIGNMENT AND DELEGATION . . . . . . . . . . . . . . . . . . . .  8
11.  DURATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
12.  ARBITRATION AND APPLICABLE LAW. . . . . . . . . . . . . . . . . .  8
13.  SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . .  9
14.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . .  9